UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2005

Maxygen, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28401	77-0449487
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

515 Galveston Drive

Redwood City, CA 94063

(Address of principal executive offices)

(650) 298-5300

(Registrant’s telephone number, including area code)

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

The information in this report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), and is not to be incorporated by reference into any filing by Maxygen, Inc. under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language contained in such filing.

On October 25, 2005, Maxygen announced its financial results for the three and nine months ended September 30, 2005. A copy of Maxygen’s press release announcing these financial results and certain other information is attached as Exhibit 99.1 to this report.

The attached press release also contains forward-looking statements relating to Maxygen’s performance during the fourth quarter of 2005 and in 2006. A more thorough discussion of certain factors that may affect Maxygen’s operating results is included under the captions “Risk Factors That May Affect Results of Operations and Financial Condition” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Maxygen’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, and Maxygen’s Quarterly Reports on Form 10-Q. Additional information will be included under that caption in Maxygen’s Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2005, which will be filed with the SEC on or about November 9, 2005.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

The following exhibit is furnished with this report:

99.1	Press Release dated October 25, 2005 by Maxygen, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXYGEN, INC.

Date: October 25, 2005	By:	/s/ Michael Rabson
Michael Rabson
Senior Vice President